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Exhibit 4

EXECUTION COPY

AT&T Corp.
as Issuer

and

The Bank of New York
as Trustee

Indenture

Dated as of November 21, 2001

$1,500,000,000 6.50% Senior Notes Due November 15, 2006

$2,750,000,000 7.30% Senior Notes Due November 15, 2011

$2,750,000,000 8.00% Senior Notes Due November 15, 2031

€1,500,000,000 Floating Rate Senior Notes Due November 21, 2003

€2,000,000,000 6.00% Senior Notes Due November 21, 2006

Section 11.10.	When Treasury Securities Disregarded	46
Section 11.11.	Rules by Trustee, Paying Agent, Registrar	47
Section 11.12.	Execution in Counterparts	47
Section 11.13.	Judgment Currency	47
EXHIBITS
EXHIBIT A Form of Security
EXHIBIT B Restricted Legend
EXHIBIT C DTC Legend
EXHIBIT D Regulation S Certificate
EXHIBIT E Rule 144A Certificate
EXHIBIT F Certificate of Beneficial Ownership
EXHIBIT G Temporary Offshore Global Security Legend
EXHIBIT H Offering Circular

        INDENTURE, dated as of November 21, 2001, between AT&T Corp., a New York corporation (the "Company") and The Bank of New York, a New York banking corporation, as Trustee.

RECITALS

        The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of the Company's 6.50% Senior U.S.$ Notes Due November 15, 2006 (the "2006 U.S.$ Notes"), 7.30% Senior U.S.$ Notes Due November 15, 2011 (the "2011 U.S.$ Notes") and 8.00% Senior U.S.$ Notes Due November 15, 2031 (the "2031 U.S.$ Notes", and together with the 2006 U.S.$ Notes and the 2011 U.S.$ Notes, the "U.S. Dollar Notes"), and the Company's Floating Rate Senior € Notes Due November 21, 2003 (the "Floating Rate Notes") and 6.00%Senior € Notes November 21, 2006 (the "2006 Euro Notes", and together with the Floating Rate Notes the "Euro Notes") and, if and when issued, any Additional Securities, together with any Exchange Securities issued therefor as provided herein (all of the foregoing being collectively referred to herein as the "Securities"). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Securities (in the case of the Additional Securities, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company, as hereinafter provided.

        This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1
Definitions and Incorporation by Reference

        Section 1.01.    Definitions

        "Additional Amounts" has the meaning ascribed to such term in Section 4.06(a).

        "Additional Interest" means Additional Registration Rights Interest and Additional Trigger Event Interest, if any.

        "Additional Registration Rights Interest" means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

        "Additional Securities" means any Securities issued under this Indenture in addition to the Original Securities, including any Exchange Securities issued in exchange for such Additional Securities, having the same terms in all respects as the Original Securities except that interest will accrue on the Additional Securities from their date of issuance.

        "Additional Trigger Event Interest" means additional interest owed to the Holders pursuant to the terms of the Securities.

        "Adjusted EBITDA" means, for any period, operating income (or operating loss), excluding the operating income (or operating loss) of AT&T Latin America and At Home, plus, to the extent deducted in determining such operating income (or operating loss), the sum of (a) depreciation expense, (b) amortization expense, (c) restructuring and other charges and (d) asset impairment charges.

        "Adjusted Indebtedness" means Indebtedness excluding Adjusted Indebtedness of AT&T Latin America and AT Home Corporation and Monetized Debt; provided that indebtedness shall exclude keep-wells or other similar agreements and guarantees of obligations for which cross-guarantees or cross-indemnifications from AT&T Wireless Services, Inc. Liberty Media Corporation, AT&T Corp., AT&T Broadband or CSI exist. Adjusted Indebtedness shall be calculated net of cash and cash equivalents on the date of determination other than cash and cash equivalents held by AT&T Latin America and At Home.

        "Affiliate" means any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company.

        "Agent" means any Authenticating Agent, Paying Agent or Registrar.

        "Agent Member" means a member of, or a participant in, the Depositary.

        "Approved" with respect to a proposed Separation shall mean either (i) a proposed Separation that has been approved by Shareholder vote, or (ii) a determination by the Company that (A) a Shareholder vote is not required to approve a proposed Separation and (B) that the Company will consummate such Separation.

        "Approval Date" with respect to a proposed Separation means the date on which such proposed Separation is Approved, either by Shareholder vote, or by the Company.

        "At Home" means At Home Corporation, also known as Excite@Home.

        "Attributable Debt" means, as of the date of its determination, the present value (discounted semiannually at an interest rate implicit in the terms of the lease) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, laws, assessments and similar charges and for contingent rents (such as those based on sales), provided, however, that in the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, Attributable Debt shall mean the lesser of the present value of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

        "Authenticating Agent" refers to a Person engaged to authenticate the Securities in the stead of the Trustee.

        "Authorized Newspaper" means a newspaper of general circulation, in the official language of the country of publication or in the English language. customarily published on each business day. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers. Initially, the Authorized Newspaper in The City of New York shall be The Wall Street Journal, and the Authorized Newspaper in Luxembourg shall be the Luxembourg Wort.

        "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

        "Broadband" means AT&T's broadband business.

        "Broadband Separation" shall have the meaning provided in Section 6.01.

        "Business Day" means (i) with respect to the U.S. Dollar Notes, any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close and (ii) with respect to the Euro Notes, any day on which banks are open for business and carrying out transactions in euro in Luxemburg, and is a day on which TARGET system is operating. "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee is principally administered.

        "Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit F.

        "Certificated Security" means a Security in registered individual form without interest coupons.

        "Clearstream" means Clearstream Banking, S.A.

        "Common Depositary" shall means a common depositary of Securities on behalf of Euroclear and Clearstream, and shall initially be The Bank of New York.

        "Company" means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Securities pursuant to Article 5.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

        "Consolidated Net Tangible Assets" means, at any date, the total assets appearing in the most recently prepared consolidated balance sheet of the Company and the Subsidiaries as of the end of the most recent fiscal quarter of the Company for which such balance sheet is available, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities as shown on such balance sheet and (b) Intangible Assets. "Intangible Assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organization costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "Intangible Assets" include product development cost.

        "Corporate Trust Office" means the corporate trust office of the Trustee.

        "CSI" shall have the meaning provided in Section 6.01.

        "CSI Indenture" shall have the meaning provided for in Section 6.09(a).

        "CSI Securities" shall mean notes similar to the Securities issued by CSI pursuant to the CSI Indenture.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Depositary" means the depositary of each Global Security, which will initially be DTC with respect to the U.S. Dollar Global Securities and Euroclear and Clearstream with respect to the Euro Global Securities.

        "DTC" means The Depository Trust Company, a New York corporation.

        "DTC Legend" means the legend set forth in Exhibit C.

        "Euro Global Security" means a Global Security representing Euro Securities.

        "Euroclear" means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

        "Exchange" shall have the meaning provided in Section 6.05(a).

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Exchange Securities" means the Securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities or any Initial Additional Securities in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Securities or any Initial Additional Securities (except that (i) such Exchange Securities will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Registration Rights Interest will be eliminated).

        "Exchange Offer" means an offer by the Company to the Holders of the Initial Securities or any Initial Additional Securities to exchange outstanding Securities for Exchange Securities, as provided for in a Registration Rights Agreement.

        "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

        "Fixed Rate Securities" shall mean all Securities excluding (i) the Floating Rate Securities, and (ii) any Additional Securities or Exchange Securities that are Floating Rate Securities.

        "Funded Debt" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of determination thereof.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Global Security" means a Security in registered global form without interest coupons.

        "Holder" or "Securityholder" means the registered holder of any Security.

        "Indebtedness" of any corporation means all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others).

        "Indenture" means this Indenture as amended or supplemented from time to time and shall include the forms and terms of the Securities established as contemplated hereunder.

        "Initial Additional Securities" means Additional Securities issued in an offering not registered under the Securities Act and any Securities issued in replacement thereof, but not including any Exchange Securities issued in exchange therefor.

        "Initial Interest Rate" (a) in the case of a Security, means the interest rate payable on such Security as indicated on the face of such Security when originally issued, and (b) in the case of any

Exchange Security, means the Initial Interest Rate on the Security being replaced by such Exchange Security.

        "Initial Securities" means the Securities issued on the Issue Date and any Securities issued in replacement thereof, but not including any Exchange Securities issued in exchange therefor.

        "Initial Purchasers" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Securities by the Company.

        "interest", in respect of the Securities, unless the context otherwise requires, refers to interest and Additional Interest, if any.

        "Interest Payment Date" means (i) each May 15 and November 15 of each year, commencing May 15, 2002, with respect to the U.S. Dollar Notes, (ii) each November 21 of each year, commencing on November 21, 2002, with respect to the 2006 Euro Notes, and (iii) each February 21, May 21, August 21 and November 21 of each year, commencing on February 21, 2002, with respect to the Floating Rate Notes.

        "Issue Date" means the date on which the Original Securities are originally issued under this Indenture.

        "Lien" means any mortgage, pledge, security interest, lien, charge or other encumbrance, but shall not include any of the foregoing types of encumbrances that are incidental to the conduct of the business of the Company or any Restricted Subsidiary or the ownership of the property and assets of any of them and that were not incurred in connection with the incurrence of any Indebtedness. Such incidental encumbrances that are to be excluded from the term "Lien" include, without limitation: pledges or deposits made to secure obligations of the Company or a Restricted Subsidiary under workmen's compensation laws or similar legislation; liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, vendors', repairmen's, or other like liens incurred in the ordinary course of business; governmental (federal, state or municipal) liens arising out of contracts for the purchase of products of the Company or a Restricted Subsidiary, and deposits or pledges to obtain the release of any of the foregoing liens; liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by an appropriate proceedings; leases made or existing on Principal Property entered into in the ordinary course of business by the Company or a Restricted Subsidiary; landlords' liens under leases of Principal Property to which the Company or a Restricted Subsidiary is a party; zoning restrictions, easements, licenses or restrictions on the use of Principal Property or minor irregularities in the title thereto; deposits in connection with bids, tenders, contracts (other than for the payment of money) to which the Company or any Restricted Subsidiary is a party; deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary; deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party; and liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings.

        "Mandatory Exchange" shall have the meaning as provided in Section 6.03(a).

        "Mandatory Exchange Conditions" shall have the meaning as provided in Section 6.04(a).

        "Mandatory Residual Conditions" shall have the meaning as provided in Section 6.06(a).

        "Monetized Debt" of an entity shall mean Indebtedness of such entity or a non-operating subsidiary of such entity secured by capital stock of Persons not directly or indirectly controlled by such entity (collectively, the "Available Stock"), so long as the entity or such non-operating subsidiary of the entity has at all times sufficient Available Stock so that upon maturity or exchange prior to maturity it may satisfy substantially all of the obligations arising under such Indebtedness (other than obligations to pay cash coupon amounts on such Indebtedness) solely by the delivery of Available Stock.

        "Moody's" shall mean Moody's Investors Service, Inc. or any successor rating agency.

        "Non-U.S. Person" means a Person that is not a U.S. person, as defined in Regulation S.

        "Notes Payable to AT&T" shall have the meaning provided in Section 6.04(a).

        "Notice of Default" shall have the meaning provided in Section 7.01(c).

        "Notification" shall have the meaning as provided in Section 6.02(a) as such term may be modified by Section 6.02(b).

        "Notification Mailing Date" shall have the meaning as provided in Section 6.02(a)(iii) as such term may be modified by Section 6.02(b).

        "Offering Circular" means the final offering circular dated November 15, 2001 relating to the Securities, attached as Exhibit H hereto.

        "Officer" means the Chairman of the Board of Directors, any Vice-Chairman of the Board of Directors, the President, any Vice-President (whether or not designated by a number or numbers, or a word or words added before or after the title Vice-President), the Treasurer, the Secretary or the Controller of the Company.

        "Officers' Certificate" means a certificate signed by two Officers or by any Officer and an Assistant Treasurer or Assistant Secretary of the Company.

        "Offshore Global Security" means a Global Security representing Securities issued and sold pursuant to Regulation S.

        "Opinion of Counsel" means a written opinion of legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Original Securities" means the Initial Securities and any Exchange Securities issued in exchange therefor.

        "Paying Agent" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Securities.

        "Permanent Offshore Global Security" means an Offshore Global Security that does not bear the Temporary Offshore Global Security Legend.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

        "Principal" whenever used with reference to the Securities or any portion thereof shall be deemed to include "and premium, if any."

        "Principal Property" means any land, land improvements, buildings and associated factory, laboratory, office and switching equipment (excluding all products marketed by the Company or any Subsidiary) constituting a manufacturing facility, development facility, warehouse facility, service facility, office facility or operating facility (including any portion thereof), which facility (a) is owned by or leased to the Company or any Restricted Subsidiary, (b) is located within the United States and (c) has an acquisition cost plus capitalized improvements in excess of 0.25% of Consolidated Net Tangible Assets as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a "substantial user" of such facility or a "related person" as those terms are used in Section 103 of the Internal Revenue Code of 1986, as amended (the "Code")) pursuant to the provisions of Section 103 of the Code (or any similar provisions hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility which the Board of Directors may by resolution declare is not of material importance to the Company and the Restricted Subsidiaries taken as a whole and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more persons other than the Company and any Subsidiary and in which the interest of the Company and all Subsidiaries does not exceed 50%.

        "Reference Euro Dealer" means any of Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Salomon Smith Barney Inc. or their respective successors, as selected by the Company.

        "Reference Euro Dealer Rate" means with respect to the Reference Euro Dealer and any redemption date, the midmarket annual yield to maturity, as determined by the Reference Euro Dealer, of the Bundesobligation 138 4 1/2% due August 18, 2006 or, if that security is no longer outstanding, a similar security in the reasonable judgment of the Reference Euro Dealer, at 11:00 a.m. (London time) on the fifth business day in London preceeding such redemption date, quoted in writing to the Trustee by such Reference Euro Dealer.

        "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Salomon Smith Barney Inc. plus two of the other initial purchasers of the Securities that are U.S. Government securities dealers and their respective successors or, if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), another nationally recognized investment banking firm that is a Primary Treasury Dealer to be substituted by the Company.

        "Register" has the meaning assigned to such term in Section 2.09.

        "Registrar" means a Person engaged to maintain the Register.

        "Registration Rights Agreement" means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Securities, (ii) with respect to any Additional Securities, any registration rights agreements among the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Securities to register such Additional Securities or exchange them for Securities registered under the Securities Act, and (iii) any registration rights agreement relating to rights given to Holders by CSI to register the CSI Securities or to participate in the registration of the Securities or Additional Securities if applicable.

        "Regular Record Date" for the interest payable on any Interest Payment Date means (i) the May 1 or November 1 next preceding such Interest Payment Date, with respect to the U.S. Dollar Notes, (ii) the November 1 next preceding such Interest Payment Date, with respect to the 2006 Euro Notes and (iii) the February 1, May 1, August 1 or November 1 next preceding such Interest Payment Date, with respect to the Floating Rate Notes, in each such case whether or not such date is a Business Day.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Certificate" means a certificate substantially in the form of Exhibit D hereto.

        "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of principal of and interest on such Security that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment on such Security will be reduced by the amount of interest accrued on such Security to such redemption date.

        "Reorganization" shall have the meaning as provided in Section 6.01.

        "Repurchase Date" shall mean, with respect to any Securities tendered to the Company for repurchase pursuant to Section 6.07 or 6.08, the date on which such tendered Securities are repurchased.

        "Repurchase Price" shall mean, with respect to any Security tendered to the Company for repurchase pursuant to Section 6.07 or 6.08, (i) 101% of the principal amount of such Security, plus (ii) any accrued and unpaid interest on such Security through the Repurchase Date.

        "Residual Company" shall have the meaning as provided in Section 6.06(a).

        "Residual Company Securities" shall have the meaning as provided in Section 6.06(a).

        "Responsible Officer", when used with respect to the Trustee, shall mean any vice-president, any trust officer, any assistant vice-president or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with a particular subject.

        "Restricted Legend" means the legend set forth in Exhibit B.

        "Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

        "Restricted Subsidiary" means (a) any Subsidiary (i) which has substantially all its property within the United States of America, (ii) which owns or is a lessee of any Principal Property, and (iii) in which the investment of the Company and all other Subsidiaries exceeds 0.25% of Consolidated Net Tangible Assets as of the date of such determination; provided, however, that the term "Restricted Subsidiary" shall not include (A) any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing (whether through long- or short-term borrowings, pledges, discounts or otherwise) the sales, leasing or other operations of the Company and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties; provided that notwithstanding (x) and (y) above, such Subsidiary shall be a Restricted Subsidiary if it owns, leases or operates any property which would qualify as Principal Property except as incidental to such financing business; or (B) any Subsidiary acquired or organized after April 1, 1986 for the purpose of acquiring the stock or business or assets of any person other than the Company or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary does not acquire by merger, consolidation, acquisition of stock or assets or similar transactions analogous in purpose or effect all or any substantial part of the business or assets of the Company or any Restricted Subsidiary; and (b) any other Subsidiary which is hereafter designated by the Board of Directors as a Restricted Subsidiary.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Security (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

        "Rule 144A Global Security" means a Global Security that bears the Restricted Legend representing Securities issued and sold pursuant to Rule 144A.

        "S&P" shall mean Standard & Poor's Ratings Group or any successor rating agency.

        "Sale and Leaseback Transaction" means any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; and (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

        "SEC" eans the Securities and Exchange Commission.

        "Secured Indebtedness" means (a) Indebtedness of the Company or a Restricted Subsidiary which is secured by any Lien upon any Principal Property or Restricted Securities and (b) Indebtedness of the Company or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but "Secured Indebtedness" shall not include any of the following:

          (i)    Indebtedness of the Company and the Restricted Subsidiaries outstanding on April 1, 1986, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to, Principal Property or Restricted Securities;

          (ii)  Indebtedness which is secured by (A) purchase money Liens upon Principal Property or Restricted Securities acquired after April 1, 1986, or (B) Liens placed on Principal Property after April 1, 1986, during construction or improvement thereof (including any improvements on property which will result in such property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such Principal Property or improvement, or placed on Restricted Securities acquired after April 1, 1986, or (C) conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after April 1, 1986 if (in each case referred to in this subparagraph (ii)) (x) such Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of such Principal Property or improvement or Restricted Securities and (y) such Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property or Restricted Securities so acquired or the Principal Property, or portion thereof, on which the property so constructed, or such improvement is located; provided, however, that the amount by which the aggregate principal amount of

  Indebtedness secured by any such Lien or agreement exceeds the cost to the Company or such Restricted Subsidiary of the related acquisition, construction or improvement shall be considered to be "Secured Indebtedness";

          (iii)  Indebtedness which is secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of such Principal Property or Restricted Securities by the Company or a Restricted Subsidiary;

          (iv)  Indebtedness of Restricted Subsidiaries owing to the Company or any other Restricted Subsidiary and Indebtedness of the Company owing to any Restricted Subsidiary;

          (v)  in the case of any corporation which becomes (by any manner whatsoever) a Restricted Subsidiary after April 1, 1986, Indebtedness which is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property which constitutes Principal Property or Restricted Securities, which Liens exist at the time such corporation becomes a Restricted Subsidiary;

          (vi)  guarantees by the Company of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of the Company and any other Restricted Subsidiaries;

          (vii) Indebtedness arising from any Sale and Leaseback Transaction;

          (viii)  Indebtedness secured by Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any State, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if such Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien exceeds the cost to the Company or such Restricted Subsidiary of the related acquisition or construction shall be considered to be "Secured Indebtedness"; and

          (ix)  the replacement, extension or renewal (or successive replacements, extensions or renewals) of any Indebtedness (in whole or in part) excluded from the definition of "Secured Indebtedness" by subparagraphs (i) through (viii) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Indebtedness shall extend to or cover any Principal Property or any Restricted Securities, other than such property which secured the Indebtedness so replaced, extended or renewed (plus improvements on or to any such Principal Property); provided further, however, that to the extent that such replacement, extension or renewal increases the principal amount of Indebtedness secured by such Lien or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of "Secured Indebtedness" by subparagraphs (i) through (viii) above, the amount of such increase or excess shall be considered to be "Secured Indebtedness".

In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Indebtedness to be included more than once is the calculation of "Secured Indebtedness" as that term is used in this Indenture.

        "Securities" has the meaning assigned to such term in the Recitals.

        "Securities Act" means the Securities Act of 1933.

        "Shareholders" shall have the meaning provided in Section 6.02(a).

        "Separation" shall have the meaning provided in Section 6.01.

        "Separation Date" shall have the meaning provided in Section 6.01.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

        "Spin-Off" shall have the meaning provided in Section 6.01.

        "Spin-Off Exchange Conditions" shall have the meaning provided in Section 6.08(a).

        "Stated Maturity" means (i) with respect to any Indebtedness, the date specified as the fixed date on which the final installment of principal of such Indebtedness is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

        "Subsidiary" means any corporation a majority of the Voting Shares of which are at the time owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

        "TARGET" or "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

        "Temporary Offshore Global Security" means an Offshore Global Security that bears the Temporary Offshore Global Security Legend.

        "Temporary Offshore Global Security Legend" means the legend set forth in Exhibit G.

        "TIA" means the Trust Indenture Act.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

        "Trust Indenture Act" means the Trust Indenture Act of 1939.

        "U.S. Dollar Global Security" means a Global Security representing U.S. Dollar Securities.

        "U.S. Government Obligations" means:

          (i)    direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged; or

          (ii)  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation for the United States of America.

        "U.S. Holder" means a beneficial owner of a Security that is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (d) any other Person whose income from a Security is effectively connected with the conduct of a United States trade or business.

        "Voluntary Exchange" shall have the meaning provided in Section 6.05(a).

        "Voting Shares" means as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

        Section 1.02.    Rules of Construction    Unless the context otherwise requires or except as otherwise expressly provided,

          (1)  a term has the meaning assigned to it;

          (2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles, and, except as may otherwise be herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (3)  "or" is not exclusive;

          (4)  words in the singular include the plural, and words in the plural include the singular;

          (5)  "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

          (6)  all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

          (7)  references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

          (8)  in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2
The Securities

        Section 2.01.    Form, Dating and Denominations; Legends    (a) The Securities and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Securities annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Security will be dated the date of its authentication. The U.S. Dollar Securities will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof. The Euro Securities will be issuable in denominations of €1,000 in principal amount and any multiple of €1,000 in excess thereof.

        (b)  (1) Except as otherwise provided in paragraph (c), Section 2.10(e) or Section 2.09(b)(4), each Initial Security or Initial Additional Security (other than a Permanent Offshore Security) will bear the Restricted Legend.

          (2)  Each U.S. Dollar Global Security, whether or not an Initial Security or Additional Security, will bear the DTC Legend.

          (3)  Each Temporary Offshore Global Security will bear the Temporary Offshore Global Security Legend.

          (4)  Initial Securities and Initial Additional Securities offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

          (5)  Exchange Securities will be issued, subject to Section 2.09(b), in the form of one or more Global Securities.

        (c)  (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Security (or a beneficial interest therein) are effected in compliance with the Securities Act, or

          (2)  after an Initial Security or an Initial Additional Security is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Security and issue to the Holder thereof (or to its transferee) a new Security of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

        (d)  By its acceptance of any Security bearing the Restricted Legend (or any beneficial interest in such a Security), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Security (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Security (and any such beneficial interest) only in accordance with this Indenture and such legend.

        Section 2.02.    Execution and Authentication; Exchange Securities; Additional Securities    (a) An Officer shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security will still be valid.

        (b)  A Security will not be valid until the Trustee manually signs the certificate of authentication on the Security, with the signature conclusive evidence that the Security has been authenticated under this Indenture.

        (c)  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

          (i)    Initial Securities for original issue in the aggregate principal amounts specified by the Company,

          (ii)  Initial Additional Securities from time to time for original issue in aggregate principal amounts specified by the Company, and

          (iii)  Exchange Securities from time to time for issue in exchange for a like principal amount of Initial Securities or Initial Additional Securities after the following conditions have been met:

            (1)  Receipt by the Trustee of an Officers' Certificate specifying

              (A)  the amount of Securities to be authenticated and the date on which the Securities are to be authenticated,

              (B)  whether the Securities are to be Initial Securities or Additional Securities or Exchange Securities, and

              (C)  other information the Company may determine to include or the Trustee may reasonably request.

            (2)  In the case of Initial Additional Securities, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Securities will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Securities were not issued.

            (3)  In the case of Exchange Securities, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Securities or Initial Additional Securities exchanged for Exchange Securities will be cancelled by the Trustee.

        Section 2.03.    Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust    (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 9) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.

        (b)  The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

        (c)  For so long as the Securities are listed on the Luxembourg Stock Exchange, the Company will appoint a Paying Agent in Luxembourg.

        (d)  The Company shall maintain in the Borough of Manhattan, the City of New York, State of New York an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt notice to the Trustee of the location, and any change in location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served to the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Securities may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt notice to the Trustee of any such designation or recission and of any change in the location of any such other office or agency.

        Section 2.04.    Replacement Securities    If a mutilated Security is surrendered to the Trustee or if a Holder claims that its Security has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Security is an additional obligation of the Company and entitled to the benefits of this Indenture. An indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the

Company and the Trustee from any loss they may suffer if a Security is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Security. In case the mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay the Security instead of issuing a replacement Security.

        Section 2.05.    Outstanding Securities    (a) Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for

          (1)  Securities cancelled by the Trustee or delivered to it for cancellation;

          (2)  any Security which has been paid pursuant to Section 2.04 and any Security which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser; and

          (3)  on or after the maturity date or any redemption date, those Securities payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

        (b)  Subject to Section 11.10, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security

        Section 2.06.    Temporary Securities    Until definitive Securities are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Securities. Temporary Securities will be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Securities, as evidenced by the execution of the temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities will be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for the purpose pursuant to Section 2.03(c), without charge to the Holder. Upon surrender for cancellation of any temporary Securities the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities will be entitled to the same benefits under this Indenture as definitive Securities.

        Section 2.07.    Cancellation    The Company at any time may deliver to the Paying Agent for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Paying Agent for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Trustee will forward to the Paying Agent any Securities surrendered to it for transfer, exchange or payment. The Paying Agent will cancel all Securities surrendered for transfer, exchange, payment or cancellation and deliver them to the Trustee to be disposed of in accordance with the Trustee's normal procedures or the written instructions of the Company; provided that the Trustee may not be required to destroy such Securities. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Paying Agent for cancellation.

        Section 2.08.    CUSIP, CINS and ISIN Numbers    The Company in issuing the Securities may use "CUSIP", "CINS" and "ISIN" numbers, and the Trustee will use CUSIP numbers, CINS or ISIN numbers in notices of redemption or exchange as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange. The Company will promptly notify the Trustee of any change in the CUSIP, CINS or ISIN numbers.

        Section 2.09.    Registration, Transfer and Exchange    (a) The Securities will be issued in registered form only, without coupons. Except under the circumstances described paragraph (b)(4), the Securities will be issued in global form only. The Company shall cause the Trustee to maintain a register (the "Register") of the Securities, for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.

        (b)  (1) Each Global Security will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

          (2)  Each Global Security will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Securities may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

          (3)  Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

          (4)  If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Security and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in such Global Security for one or more Certificated Securities in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security will be deemed canceled. If such Security does not bear the Restricted Legend, then the Certificated Securities issued in exchange therefor will not bear the Restricted Legend. If such Security bears the Restricted Legend, then the Certificated Securities issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Security issued in exchange for a beneficial interest in a Temporary Offshore Global Security will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Security for a Certificated Security of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

        (c)  Each Certificated Security will be registered in the name of the holder thereof or its nominee.

        (d)  A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Trustee for the purpose; provided that

          (x)  no transfer or exchange will be effective until it is registered in such Register and

          (y)  the Trustee will not be required (i) to issue, register the transfer of or exchange any Security for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of any Security not being redeemed, or (iii) if a redemption is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Security on or after the Regular Record Date and before the date of redemption. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.

        From time to time the Company will execute and the Trustee will authenticate additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

        No service charge will be imposed in connection with any transfer or exchange of any Security, but the Company may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection therewith (other than any taxes or other governmental charges payable upon exchange pursuant to paragraph (b)(4)).

        (e)    (1) Global Security to Global Security.    If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

          (2)    Certificated Security to Certificated Security.    If a Certificated Security is transferred or exchanged for another Certificated Security, the Trustee will (x) cancel the Certificated Security being transferred or exchanged, (y) deliver one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

        Section 2.10.    Restrictions on Transfer and Exchange    (a) The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section, Section 2.09 and the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

          (b)  The transfer or exchange of any Security (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend.

          (c)  The transfer or exchange of a beneficial interest in an Offshore Global Security for a beneficial interest in a Rule 144A Global Security may only be made upon receipt by the Trustee of a duly completed Rule 144A Certificate.

          (d)  The transfer or exchange of a beneficial interest in a Rule 144A Global Security for a beneficial interest in an Offshore Global Security may only be made upon receipt by the Trustee of a duly completed Regulation S Certificate.

          (e)  The transfer or exchange of a Certificated Security for another Certificated Security may only be made upon receipt by the Trustee of (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

          (f)    During the Restricted Period, beneficial interests in an Offshore Global Security may be held through the Depositary only through Euroclear and Clearstream, and their respective direct and indirect participants.

          (g)  The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Security (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

          (h)  No certification is required in connection with any transfer or exchange of any Security (or a beneficial interest therein)

              (i)  after such Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with a certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (i) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

            (ii)  (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer.

          Any Certificated Security delivered in reliance upon this paragraph will not bear the Restricted Legend.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.11.    Temporary Offshore Global Securities    (a) Each Security originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Securities that bear the Temporary Offshore Global Security Legend.

          (b)  An owner of a beneficial interest in a Temporary Offshore Global Security (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Security, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

          (c)  Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Security may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

          (d)  Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Security, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Security, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

ARTICLE 3
Redemption

        Section 3.01.    Optional Redemption    (a) The Fixed Rate Securities will be redeemable, as a whole or in part, at the Company's option, at any time or from time to time. The redemption price shall be equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to(i) the sum of the Treasury Rate and 35 basis points for the 2006 U.S.$ Notes, 40 basis points for the 2011 U.S.$ Notes and 45 basis points for the 2031 U.S.$ Notes, and (ii) the sum of the Reference Euro Dealer Rate and 25 basis points for the 2006 Euro Notes. In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

          (b)  On and after the redemption date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before 11:00 a.m., New York City time, on the redemption date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the redemption price of an accrued interest on the Securities to be redeemed on such date.

          (c)  The Floating Rate Notes will not be redeemable pursuant to this Section 3.01.

        Section 3.02.    Redemption upon a Tax Event    If (i) the Company becomes or will become obligated to pay any Additional Amounts pursuant to Section 4.06(a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date hereof, or (ii) a taxing authority of the United States takes an action on or after the date hereof, whether or not with respect to the Company or any Affiliate, that results in a substantial probability that the Company will or may be required to pay any such Additional Amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Securities on any interest payment date at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under the Securities. No redemption pursuant to clause (ii) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company will or may be required to pay the Additional Amounts under Section 4.06(a) and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer stating, that based on such opinion the Company is entitled to redeem the Securities pursuant to their terms.

        Section 3.03.    Notice to Trustee    In respect of any redemption pursuant to Sections 3.01 or 3.02, the Company shall notify the Trustee of the redemption date and the principal amount of the Securities to be redeemed. The Company shall give not less than 45 days advance notice to the Trustee before the redemption date or such lesser notice as shall be satisfactory to the Trustee.

        Section 3.04.    Selection of Securities to be Redeemed    Upon notice that less than all the Securities are to be redeemed, the Trustee shall thereupon select the Securities to be redeemed in such manner as the Trustee shall deem fair and appropriate, such selection to be made from Securities that are outstanding and that have not previously been called for redemption. Securities and portions of them selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000 with respect to the U.S. Dollar Securities, and in amounts of €1,000 or integral multiples of €1,000 with respect to the Euro Securities. Provisions of the Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        Section 3.05.    Notice of Redemption    (a) Not less than 30 days nor more than 90 days in the case of Section 3.01, and not less than 30 days nor more than 60 days in the case of Section 3.02, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities that are to be redeemed.

          (b)  Notice of redemption shall be published in an Authorized Newspaper in New York City, and if the Securities to be redeemed are listed on the Luxembourg Stock Exchange, Luxembourg, once in each of four successive calendar weeks, the first publication to be not less than 30 nor more than 90 days before the redemption date.

          (c)  All notices shall identify the Securities (including CUSIP, CINS or ISIN numbers) to be redeemed and shall state:

            (1)  the redemption date;

            (2)  the redemption price;

            (3)  if less than all the outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

            (4)  the name and address of the Paying Agent;

            (5)  the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

            (6)  that interest on Securities called for redemption ceases to accrue on and after the redemption date.

        At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

        Section 3.06.    Effect of Notice of Redemption    Once notice of redemption is mailed or published, Securities called for redemption become due and payable on the redemption date. Upon surrender to the Paying Agent of such Securities, such Securities shall be paid at the redemption price plus accrued interest to the redemption date, but regular installments of interest due on or prior to the redemption date will be payable to the Holders of such Securities of record at the close of business on the relevant record dates.

        Section 3.07.    Deposit of Redemption Price    On or before 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) interest accrued to the redemption date on all Securities to be redeemed on that date. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of that Security a new Security or Securities of the same form and the same date of maturity, interest rate, and original issue date in authorized denominations equal in aggregate principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4
Covenants

        Section 4.01.    Payment of Securities    (a) The Company agrees to pay the principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. Interest shall be paid on each interest payment date at the close of business on the relevant record date specified in the Securities.

          Notwithstanding anything contained herein to the contrary, the Company shall deposit payments on the Euro Notes with the Paying Agent no later than 11:00a.m., London time, on any payment date.

          (b)  An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a Subsidiary) holds on that date money designated for and sufficient to pay the installment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it for the payment of principal or interest on the Securities and hold such money as a separate trust fund until paid to the Holders or otherwise disposed of as provided in this Indenture and an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

          (c)  Payments in respect of the Securities represented by the Global Securities are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Securities. With respect to Certificated Securities (in the event Securities are issued in such form pursuant to Section 2.09(b)(4)), the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder's registered address.

          (d)  At least 10 days prior to the first interest payment date with respect to the Securities, and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal and interest on the Securities shall be made to Holders who are not U.S. persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders and the Company will pay to the Trustee or such Paying Agent such additional amounts as may be required pursuant to Section 4.06. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

        Section 4.02.    Reports by the Company    The Company covenants:

          (a)  to file with the Trustee, within 15 days after it is required to file the same with the SEC, copies of the annual reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which it may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or if it is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b)  to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by it with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

          (c)  to transmit by mail to all Holders, as the names and addresses of such Holders appear on the Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by it pursuant to paragraphs (a) and (b) of this Section 4.02 as may be required by rules and regulations prescribed from time to time by the SEC.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        Section 4.03.    Limitations on Liens    The Company will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby all the Securities shall be secured equally and ratably with (or prior to) such Secured Indebtedness (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) so long as such Secured Indebtedness shall be outstanding unless such Secured Indebtedness, when added to (a) the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Securities are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness which is concurrently being retired) and (b) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback

Transactions entered into by the Company after April 1, 1986, or entered into by a Restricted Subsidiary after April 1, 1986, or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt which is concurrently being retired), would not exceed 15% of Consolidated Net Tangible Assets.

        Section 4.04.    Limitations on Sales and Leasebacks    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of (i) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Company after April 1, 1986, or, or entered into by a Restricted Subsidiary after April 1, 1986, or, if later, the date on which it became a Restricted Subsidiary and (iii) the aggregate of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Securities are secured equally and ratably with (or prior to) such Secured Indebtedness) would not exceed 15% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of (i) the net proceeds to the Company or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction and (ii) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction is applied to the retirement of Funded Debt of the Company or any Restricted Subsidiaries (other than Funded Debt which is subordinate to the Securities or which is owing to the Company or any Restricted Subsidiaries) within 180 days after the consummation of such Sale and Leaseback Transaction.

        Section 4.05.    Waiver of Covenants    The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.03, 4.04 and 4.06 hereof with respect to the Securities if before or after the time for such compliance the holders of a majority in aggregate principal amount of the Securities at the time outstanding shall, by action of such Securityholders in accordance with this Indenture, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

        Section 4.06.    Additional Amounts    (a) The Company shall, subject to Section 4.06(b), pay as additional interest on the Securities such additional amounts (the "Additional Amounts") as are necessary so that the net payment by the Company or a Paying Agent of the principal of and interest on the Securities to a person that is not a U.S. Holder, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof of therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Securities had no such withholding or deduction been required.

          (b)  The obligation of the Company to pay any Additional Amount under Section 4.06(a) shall not apply:

              (i)  to a tax, assessment or governmental charge that is imposed or withheld solely because the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder:

              (1)  is or was present or engaged in trade or business in the United States or has or had a permanent establishment in the United States;

              (2)  has a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

              (3)  is or has been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

              (4)  is or was a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

            (ii)  to any Holder that is not the sole beneficial owner of the Securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

            (iii)  to a tax, assessment or governmental charge that is imposed or withheld solely because the Holder or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Securities, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

            (iv)  to a tax, assessment or governmental charge that is imposed other than by withholding by the Company or a Paying Agent from the payment;

            (v)  to a tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

            (vi)  to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          (vii)  where such withholding or deduction is imposed in respect of any Security on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

          (viii)    in respect of any Security presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting such Security to another Paying Agent; or

            (ix)  in the case of any combination of the above items.

          (c)  The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under Section 4.06(a), there is no obligation of the Company to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority with respect or in connection with the Securities.

        Section 4.07.    Statement as to Compliance, Statement by Officers as to Default    The Company will deliver to the Trustee annually, commencing October 15, 2002, a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

        The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

ARTICLE 5
Assignment & Successor Corporations

        Section 5.01.    Consolidation, Merger, Sale or Conveyance    Nothing contained in this Indenture or in the Securities shall prevent any consolidation of the Company with, or merger of the Company into, any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Company (including stock of subsidiaries) as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with the Company) authorized to acquire and own or operate the same; provided, however, that the Company hereby covenants and agrees, that upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property.

        Section 5.02.    Assumption and Substitution    (a) In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, as the case may be, with the same effect as if it had been named herein.

          (b)  Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable pursuant to the provisions of Article 2 which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, in the case of any such consolidation, merger, sale or conveyance of the Company, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee on its behalf for that purpose pursuant to such provisions. All the Securities so issued in accordance with this Section 5.02 shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

          (c)  Nothing contained in this Indenture or in any of the Securities shall prevent the Company from merging into itself any other corporation or entity (whether or not affiliated with the Company) or acquiring by purchase or otherwise all or any part of the property of any other corporation or entity (whether or not affiliated with the Company).

        Section 5.03.    Opinion of Counsel    The Trustee, subject to the provisions of Sections 8.01 and 8.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article 5.

ARTICLE 6
Separation, Exchange & Repurchase Rights

        Section 6.01.    Definitions    With respect to this Article 6:

          "Reorganization" shall mean a transfer by the Company, at its election, of substantially all of the assets, businesses, joint ventures and investments comprising AT&T Business Services and AT&T Consumer Services businesses, together with certain other assets, into AT&T Communications Services, Inc. ("CSI").

          "Spin-Off" shall mean the spin-off of CSI from the Company's other businesses subsequent to the Reorganization.

          "Broadband Separation" shall mean the spin-off, sale, merger, separation or other disposition, by the Company, at its election, of Broadband.

          Either a Spin-Off or a Broadband Separation shall be a "Separation".

          The date on which any Separation is consummated is referred to as the "Separation Date".

        Section 6.02.    Notice of Separation    (a) In conjunction with the mailing of a proxy seeking approval by holders ("Shareholders") of each class of common stock or other securities of the Company entitled to vote with respect to a proposed Separation, or a determination pursuant to Section 6.02(c), Holders shall be provided written notice of the proposed Separation (the "Notification"). Such Notification shall be mailed to Holders prior to the date scheduled for a Shareholder vote regarding the Separation, and at least 30 days prior to the proposed date of the Separation.

        Such Notification shall include:

              (i)  a statement that the Company intends to pursue a Separation, and specifying whether the Separation shall take the form of a Spin-Off or a Broadband Separation;

            (ii)  a statement as to whether on the date of mailing of the Notification (the "Notification Mailing Date"), (A) the Mandatory Exchange Conditions in the case of a proposed Spin-Off, or (B) the Mandatory Residual Conditions, in the case of a proposed Broadband Separation, are satisfied; and

            (iii)  either (A) in the case of a Shareholder vote, a copy of the proxy statement mailed to Shareholders (without materials related solely to the Shareholder meeting such as a proxy card or directions to such meeting), or (B) in the case of a determination pursuant to Section 6.02(c), historical financial statements of the Company and CSI, and pro forma financial statements of the Company, as appropriate.

          (b)  If subsequent to a Notification, the terms of a proposed Separation have changed such that the Company determines that a new Shareholder vote regarding the Separation is required, then a new Notification satisfying the requirements of Section 6.02(a) shall be mailed in conjunction with the mailing of such new Shareholder proxy regarding the new terms of the proposed Separation. In such an event, the term Notification Mailing Date shall refer to the date of mailing of such new Notification, and a new determination shall be made, on such new Notification Mailing Date, as to whether the Mandatory Exchange Conditions in the case of a Spin-Off, or the Mandatory Residual Conditions, in the case of a Broadband Separation, are satisfied prior to or on the Notification Mailing Date. An adjournment of a Shareholder vote shall not require a new Notification.

          (c)  If the Company makes a determination that it will consummate a Separation without obtaining a Shareholder vote, then Holders shall be mailed a Notification as described in Section 6.02(a), on a Notification Mailing Date that is at least 30 days prior to the proposed Separation Date.

        Section 6.03.    Mandatory Exchange    (a) If, in the case of a Spin-Off, (i) the Mandatory Exchange Conditions are satisfied prior to or on the Notification Mailing Date, and (ii) the Spin-Off Exchange Conditions (as defined in Section 6.08) are satisfied prior to or on the Separation Date, the notes will be subject to mandatory exchange for CSI Securities on the Separation Date (the "Mandatory Exchange").

          (b)  If the conditions of Section 6.03(a) are satisfied then neither the Company nor any Holder may elect not to participate in the Mandatory Exchange.

        Section 6.04.    Conditions Precedent to Mandatory Exchange    (a) The Mandatory Exchange will not occur unless each of the following conditions ("the "Mandatory Exchange Conditions") is satisfied prior to or on the Notification Mailing Date:

              (i)  CSI is expected to consist of substantially the same assets, liabilities and capitalization as described in the Offering Circular, except for (A) additions, dispositions and changes that occur in the ordinary course of business, (B) changes that arise related to the repayment or replacement of the intercompany "Notes Payable to AT&T" (described in the financial statements in the Offering Circular) with the Company's existing Indebtedness or newly issued notes or other third party Indebtedness, and (C) additions to the assets of CSI or additions to the Indebtedness of CSI, or both, in connection with an agreement to sell, merge, separate or otherwise dispose of Broadband, provided that (1) such additional Indebtedness does not exceed $5 billion, and (2) Adjusted Indebtedness to Adjusted EBITDA, on a pro forma basis after giving effect to such additions, for the last four fiscal quarters for which requisite financial information is available on the Notification Mailing Date, shall not exceed a ratio of 2.75 to 1.00.

            (ii)  CSI shall have obtained preliminary ratings for the CSI Securities of no lower than Baa3 from Moody's and BBB- from S&P; provided that (A) if the rating assigned to the CSI

    Securities by Moody's is Baa3 but not higher on the Notification Mailing Date, then this condition shall only be satisfied if, on such Notification Mailing Date, such rating is not under review for downgrade by Moody's, and (B) if the rating assigned to the CSI Securities by S&P is BBB- but not higher on the Notification Mailing Date, then this condition shall only be satisfied if, on such Notification Mailing Date, such rating is not on S&P CreditWatch with negative implications.

            (iii)  the Trustee shall have received an Officers' Certificate of the Company, dated the Notification Mailing Date, stating that the Mandatory Exchange Conditions have been satisfied.

          (b)  If the Mandatory Exchange Conditions are not satisfied prior to or on the Notification Mailing Date, but the proposed Spin-Off has been Approved, then each Holder will have a right to require the Company to repurchase such Holder's Securities pursuant to Section 6.07.

          (c)  If the Mandatory Exchange Conditions are satisfied prior to or on the Notification Mailing Date, then the Mandatory Exchange will occur if the Spin-Off Exchange Conditions are satisfied prior to or on the Separation Date.

        Section 6.05.    Voluntary Exchange    (a) If a Spin-Off has been Approved but the Mandatory Exchange Conditions are not satisfied prior to or on the Notification Mailing Date, then the Mandatory Exchange will not occur, and each Holder will have the option either (i) to have such Holder's Securities remain the obligations of the Company, or (ii) to participate in a voluntary exchange offer (which will be registered as to the U.S. Dollar Notes) in which such Holder may exchange its Securities for CSI Securities (the "Voluntary Exchange" and with the Mandatory Exchange, each an "Exchange").

          (b)  The CSI Securities issued pursuant to the Voluntary Exchange shall bear the same interest as the Securities for which they were exchanged, except that any Additional Registration Rights Interest being paid on a Security immediately prior to exchange through the Voluntary Exchange shall no longer be paid on any CSI Security issued in exchange for such Security.

          (c)  The Company and CSI shall have full discretion over the procedures of the Voluntary Exchange except that (i) with respect to the U.S. Dollar Notes, the Voluntary Exchange shall be a registered exchange offer conducted pursuant to a registration statement filed with the SEC and in compliance with the Exchange Act, and (ii) the Voluntary Exchange shall be commenced within 45 days of the Separation Date.

        Section 6.06.    Broadband Separation    (a) If the Company effects a Broadband Separation then each Holder will be deemed to have consented to having such Holder's Securities remain the obligation of the AT&T entity that will remain upon consummation of the Broadband Separation ("Residual Company") if each of the following conditions (the "Mandatory Residual Conditions") is satisfied prior to or on the Notification Mailing Date:

              (i)  the Company, pro forma for the proposed Broadband Separation, is expected to consist of substantially the same assets, liabilities and capitalization as those of CSI as described in the Offering Circular, except for (A) additions, dispositions and changes that occur in the ordinary course of business, (B) changes that arise relating to the repayment or replacement of the Notes Payable to AT&T with the Company's existing Indebtedness or newly issued notes or other third party Indebtedness, and (C) additions to the assets of Residual Company, or additions to the Indebtedness of Residual Company, or both, compared to the assets and Indebtedness of CSI described in the Offering Circular, in connection with the proposed Broadband Separation, provided that (1) such additional Indebtedness does not exceed $5 billion, and (2) Adjusted Indebtedness to Adjusted EBITDA, on a pro forma basis after giving effect to such additions, for the last four fiscal quarters for which requisite financial information is available on the Notification Mailing Date, shall not exceed a ratio of 2.75 to 1.00.

            (ii)  Residual Company or the Company shall have obtained preliminary ratings for the Securities, as obligations of Residual Company (the "Residual Company Securities"), of no lower than Baa3 from Moody's and BBB-from S&P; provided that (A) if the rating assigned to the Residual Company Securities by Moody's is Baa3 but not higher on the Notification Mailing Date, then this condition shall only be satisfied if, on such Notification Mailing Date, such rating is not under review for downgrade by Moody's, and (B) if the rating assigned to the Residual Company Securities by S&P is BBB- but not higher on the Notification Mailing Date, then this condition shall only be satisfied if, on such Notification Mailing Date, such rating is not on S&P CreditWatch with negative implications.

            (iii)  the Trustee shall have received an Officers' Certificate of the Company, dated the Notification Mailing Date, stating that the Mandatory Residual Conditions have been satisfied.

          (b)  If the Mandatory Residual Conditions are not satisfied prior to or on the Notification Mailing Date, but the proposed Broadband Separation is Approved, then each Holder will have a right to require the Company to repurchase such Holder's Securities pursuant to Section 6.07.

        Section 6.07.    Repurchase Right Prior to Separation    (a) Each Holder shall have the right to require the Company to repurchase, at the Repurchase Price, such Holder's Securities if a Separation is Approved, but either (i) the Mandatory Exchange Conditions were not satisfied prior to or on the Notification Mailing Date in the case of a Spin-Off, or (ii) the Mandatory Residual Conditions were not satisfied prior to or on the Notification Mailing Date in the case of a Broadband Separation.

          (b)  Within five Business Days of an Approval Date, the Company shall mail to Holders notice (i) stating that the Holders have acquired a repurchase right pursuant to Section 6.07, and (ii) specifying in reasonable detail the procedures for tendering Securities to be repurchased by the Company.

          (c)  If Holders shall have acquired a right to require repurchase of Securities pursuant to this Section 6.07, each Holder shall have at least 30 days from the date of mailing of the notice pursuant to Section 6.07(b) to notify the Company of such Holder's intention to require the Company to repurchase such Holder's Securities.

          (d)  The Company shall repurchase any properly tendered Securities, at the Repurchase Price, by the earlier to occur of (i) the Separation Date, or (ii) 90 days from the end of the period in which Holders are allowed to tender Securities for repurchase.

        Section 6.08.    Repurchase Right upon Spin-Off    (a) In the case of a Spin-Off, the Mandatory Exchange shall not occur, and Holders will have the right to require the Company to repurchase their Securities at the Repurchase Price pursuant to Section 6.08 if each of the following conditions (the "Spin-Off Exchange Conditions") is not satisfied prior to or on the Separation Date:

              (i)  CSI shall have become a public reporting company, subject to the reporting requirements of the Exchange Act.

            (ii)  CSI shall have entered into the CSI Indenture.

            (iii)  The Trustee shall have received an officers' certificate from CSI, dated the Separation Date, relating to its corporate existence, and the corporate authority for and validity of its issuance of the CSI Securities to be exchanged for the Securities.

            (iv)  there shall not be continuing any Event of Default under this Indenture, and the issuance of the CSI Securities shall not immediately result in an event of default under the CSI Indenture.

          (b)  if in the case of a Spin-Off any of the Spin-Off Exchange Conditions is not satisfied prior to or on the Separation Date, then within five Business Days of the Separation Date the Company shall mail to Holders a notice (i) stating that the Holders have acquired a repurchase right pursuant to this Section 6.08, and (ii) specifying in reasonable detail the procedures for tendering Securities to be repurchased by the Company.

          (c)  If Holders shall have acquired a right to require repurchase of Securities pursuant to this Section 6.08, each Holder shall have at least 30 days from the date of mailing of the notice pursuant to Section 6.08(b) to notify the Company of such Holder's intention to require the Company to repurchase such Holder's Securities.

          (d)  The Company shall repurchase any properly tendered Securities, at the Repurchase Price, within 90 days from the end of the period in which Holders are allowed to tender Securities for repurchase.

          (e)  Each Holder of Securities is deemed, by virtue of having acquired such Securities, to have expressly and irrevocably consented to the Mandatory Exchange at any time after which (i) the Mandatory Exchange Conditions are satisfied prior to or on the Notification Mailing Date, and (ii) the Spin-Off Exchange Conditions are satisfied prior to or on the Separation Date.

        Section 6.09.    CSI Indenture    (a) "CSI Indenture" shall refer to an indenture similar to this Indenture pursuant to which the CSI Securities will be issued in exchange for either (i) all of the outstanding Securities in the case of a Mandatory Exchange, or (ii) any Securities tendered for exchange pursuant to a Voluntary Exchange.

          (b)  The CSI Securities shall be substantially identical in all material respects to the Securities, including principal amounts, maturity, interest rates and interest payment dates, except that (i) CSI shall be substituted for the Company as "Company" under the CSI Securities, and (ii) the CSI Securities will not be subject to repurchase rights or voluntary or mandatory exchange for other securities.

          (c)  Except as provided for in Section 6.05(b), with respect to the exchange of CSI Securities for outstanding Securities, the interest rate initially payable on any CSI Security immediately upon its issuance shall equal the interest rate payable on the Security for which that CSI Security was exchanged immediately prior to the Exchange, and the Initial Interest Rate on such CSI Security shall be equal to the interest rate indicated on the face of the Security being replaced by such CSI Security.

        Section 6.10.    Release of Company upon Completion of Exchange

          (a)  Upon completion of the Mandatory Exchange the Company shall be discharged, subject to the provisions of Section 9.07, with respect to its obligations under this Indenture and the Securities, including obligations for the payment of principal and interest on the Securities.

          (b)  Upon completion of the Voluntary Exchange the Company shall be discharged, subject to the provisions of Section 9.07, of its obligations with respect to any Securities exchanged for CSI Securities, but the Company's obligations under this Indenture shall remain intact with respect to any outstanding Securities not tendered for and successfully exchanged pursuant to the Voluntary Exchange.

ARTICLE 7
Remedies of the Trustee and Securityholders on Event of Default

        Section 7.01.    Events of Default; Acceleration of Maturity; Waiver of Default    In case one or more of the following Events of Default shall have occurred and be continuing with respect to the Securities ("Events of Default"), that is to say:

          (a)  default in the payment of any installment of interest (including any Additional Interest and Additional Amounts) upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 90 days; or

          (b)  default in payment of the principal of any of the Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

          (c)  failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities, in this Indenture or in any supplemental indenture, for a period of 90 days after the date on which written notice of such failure (specified as a "Notice of Default"), requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty-five percent in aggregate principal amount of the Securities at the time outstanding; or

          (d)  a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company or ordering the winding up or liquidation of either of their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (e)  the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company or make any general assignment for the benefit of creditors; or the Company shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes;

then and in each and every such case, unless the principal of all Securities shall have already become due and payable, either the Trustee or the Holders of not less than twenty-five percent in aggregate principal amount of the Securities then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal of all the Securities to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in any supplemental indenture to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay, or shall deposit with the Trustee a sum sufficient to pay, all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by declaration, with interest upon such principal and (to the extent that payment of such interest is enforceable under applicable law) upon any overdue installments of interest at the same rate of interest specified in the Securities, to the date of such payment or deposit, and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and if any and all defaults under this Indenture with respect to the Securities, other than the nonpayment of the principal of the Securities which shall have become due by declaration, shall have been remedied—then and in every such case the Holders of a majority in aggregate principal amount of the Securities then outstanding by written by notice to the Company and to the Trustee may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission or annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

        In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

        Section 7.02.    Collection of Indebtedness by Trustee; Trustee May Prove Debt    (a) The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Securities, as and when the same shall become due and payable, and such default shall have continued for a period of 90 days, or (2) in case default shall be made in the payment of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon redemption or upon declaration or otherwise—then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount that then shall have become due and payable on all Securities for principal and interest, with interest upon any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon any overdue installments of interest at the same rate as the rate of interest specified in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

          (b)  In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

          (c)  In case there shall be pending proceedings relative to the Company or any other obligor or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf and any receiver, assignee, liquidator, custodian, trustee or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

          (d)  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

          (e)  All rights of action and to assert claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken.

          (f)    In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

          (g)  In the case of a default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture, or in aid of the exercise of any power granted in this Indenture, or otherwise, and the Trustee may enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

        Section 7.03.    Application of Proceeds    Any moneys collected by the Trustee pursuant to Section 7.02 in respect of any Securities shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and making a notation thereon the payment if only partially paid, and upon surrender thereof if fully paid:

          First:    To the payment of costs and expenses of collection, reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

          Second:    In case the principal of the Securities in respect of which moneys have been collected shall not have become due, to the payment of interest on the Securities in default, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the persons entitled thereto;

          Third:    In case the principal of the Securities in respect of which moneys have been collected shall have become due by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon all of the Securities for principal and interest, with interest on the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, at the same rate as the rate of interest specified in the Securities, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Securities over any other Securities, ratably to the aggregate of such principal and interest; and

          Fourth:    To the Company.

        Section 7.04.    Limitation on Suits by Securityholders    (a) No Holder of any Securities shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and unless also the holders of not less than twenty-five percent in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.06; it being understood and intended and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee that no one or more holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section 7.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          (b)  Notwithstanding any other provision in this Indenture or any provision of any Security, the right of any Holder to receive payment of the principal and interest on such Security, or any redemption date or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        Section 7.05.    Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default    All powers and remedies given by this Article 7 to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Securityholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of the Securities in exercising any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver or any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

        Section 7.06.    Control by Securityholders; Waiver of Defaults    The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of the Holders not joining in the giving of said direction, it being understood that (subject to Section 8.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such holders. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders. Prior to the declaration of the maturity of the Securities as provided in Section 7.01, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all the Securities waive any past default hereunder with respect to such Securities and its consequences, except a default in the payment of the principal of or interest on any of the Securities. In the case of any such waiver, the Company, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

        Section 7.07.    Right of Court to Require Filing of Undertaking to Pay Costs    All parties to this Indenture agree, and each Holder of any Security, by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having the due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this

Section 7.07 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than ten percent in principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

ARTICLE 8
Trustee

        Section 8.01.    Duties of Trustee

          (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers under this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

            (1)  The Trustee need perform only those duties that are specifically set forth in the Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (2)  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

            (1)  This paragraph does not limit the effect of paragraph (b) of this Section.

            (2)  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3)  The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

          (d)  Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section.

          (e)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        Section 8.02.    Rights of Trustee    Except as otherwise provided in Section 8.01:

          (a)  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties:

          (b)  any request, direction, order, demand, notice or other communication of the Company mentioned herein shall be sufficiently evidenced by an order of the Company and any resolution of the Board of Directors may be sufficiently evidenced to the Trustee by a copy thereof certified by a Secretary or an Assistant Secretary of the Company;

          (c)  the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (d)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e)  the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h)  the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

          (i)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

          (j)    the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 8.03.    Individual Rights of Trustee    The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

        Section 8.04.    Trustee Disclaimer    The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company's use of the proceeds from the Securities or for moneys paid over to the Company pursuant to the Indenture, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

        Section 8.05.    Notice of Default    If a Default occurs and is continuing with respect to the Securities and if it is known to the Trustee, the Trustee shall mail to each Holder entitled to receive reports pursuant to Section 4.02(c) (and shall cause to be published at least once in an Authorized Newspaper in The City of New York, and if such Securities are listed on the Luxembourg Stock Exchange, Luxembourg) notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of or interest on the Securities, the Trustee may withhold the notice if and so long as its Board of Directors, the executive Committee, or a Trust Committee of directors or Responsible Officers in good faith determines that withholding such notice is in the interests of Securityholders.

        Section 8.06.    Reports by Trustee to Holders

          (a)  Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, the Trustee shall mail to each Securityholder entitled to receive reports pursuant to Section 4.02(c) a brief report dated as of such date that complies with TIA §313(a). The Trustee also shall comply with TIA §313(b), if applicable.

          (b)  At the time that it mails such a report to Securityholders, the Trustee shall file a copy of that report with the SEC and with each stock exchange on which the Securities are listed. The Company shall provide written notice to the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

        Section 8.07.    Compensation and Indemnity

          (a)  The Company shall pay to the Trustee from time to time such compensation for its services as is agreed upon in writing between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          (b)  The Company shall indemnify the Trustee against any loss or liability incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (c)  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          (d)  To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

          (e)  If the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(d) or (e) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any federal bankruptcy, insolvency or related law.

          (f)    The provisions of this Section 8.07 shall survive the termination of this Indenture.

        Section 8.08.    Replacement of Trustee

          (a)  The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          (b)  The Trustee may resign with respect to the Securities by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee with respect to the Securities by so notifying the Trustee and the Company in writing and may appoint a successor Trustee for the Securities with the Company's consent. The Company may remove the Trustee with respect to Securities if:

            (1)  the Trustee fails to comply with Section 8.10;

            (2)  the Trustee is adjudged a bankrupt or an insolvent;

            (3)  a receiver or public officer takes charge of the Trustee or its property or;

            (4)  the Trustee becomes incapable of acting.

          (c)  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities, the Company shall promptly appoint a successor Trustee for the Securities.

          (d)  If a successor Trustee with respect to the Securities does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e)  If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

          (f)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee for the Securities shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to all Securities for which the successor Trustee is to be acting as Trustee under this Indenture. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to the Securities to the successor Trustee subject to the lien provided for in Section 8.07. The Company shall give notice of each appointment of a successor Trustee for the Securities by publishing notice of such event once in an Authorized Newspaper in The City of New York, and if Securities are listed on the Luxembourg Stock Exchange, Luxembourg, and by mailing written notice of such event by first-class mail to the Holders entitled to receive reports pursuant to Section 4.02(c).

          (g)  All provisions of this Section 8.08 except subparagraphs (b)(1) and (e) and the words "subject to the lien provided for in Section 8.07" in subparagraph (f) shall apply also to any Paying Agent located outside the U.S. and its possessions.

          (h)  In case of the appointment hereunder of a successor Trustee with respect to the Securities, the Company, the retiring Trustee and such successor Trustee shall execute and deliver a supplemental indenture wherein such successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities.

        Section 8.09.    Successor Trustee, Agents by Merger, etc    If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Trustee or Agent, as the case may be.

        Section 8.10.    Eligibility; Disqualification    This Indenture shall always have a trustee with respect to each Series of Securities who satisfies the requirement of TIA §310(a)(1). The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

        The Trustee is subject to TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9), except that there shall be excluded from the operation of TIA §310(b)(1) all indentures of the Company now or hereafter existing which may be excluded under the proviso of TIA §310(b)(1). Trusteeship under two or more indentures will be deemed a conflict unless the exceptions provided in TIA §310(b) for trusteeships under two or more indentures apply.

        Section 8.11.    Preferential Collection of Claims Against Company    The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated.

ARTICLE 9
Satisfaction and Discharge of Indenture; Defeasance; Unclaimed Moneys

        Section 9.01.    Satisfaction and Discharge of Indenture    If at any time (a) the Company shall have delivered to the Trustee cancelled or for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.04), or (b) in the case of any Securities where the exact amount (including currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (ii) below, (i) all the Securities not theretofore delivered to the Trustee cancelled or for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in cash sufficient to pay at maturity or upon redemption all such Securities not theretofore delivered to the Trustee cancelled or for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of or interest on the Securities (1) theretofore deposited with the Trustee and repaid by the Trustee to the Company in accordance with the provisions of Section 9.05, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Securities (except as to the provisions applicable to transfers and exchanges of Securities and the obligations of the Company to the Trustee under Section 8.07 which shall survive) and the Trustee on demand of and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

        Section 9.02.    Defeasance upon Deposit of Moneys or U.S. Government Obligations    In the case of any Securities the exact amount (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (1) below at the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.04, 4.06 and 5.01 with respect to the Securities at any time after the applicable conditions set forth below have been satisfied:

          (1)  the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii) sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, and interest on, the outstanding Securities on the dates such installments of interest or principal are due;

          (2)  if the Securities are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph would not cause such Securities to be delisted;

          (3)  no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the Securities shall have occurred and be continuing as the date of such deposit;

          (4)  the Company shall have delivered to the Trustee an opinion of independent counsel satisfactory to the Trustee to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 9.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which opinion may, but is not required to, include or be based upon a ruling to that effect received from or published by the Internal Revenue Service.

        "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of holders of the Securities to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest on such Securities when such payments are due; (B) the Company's obligations with respect to such Securities under Sections 2.03, 2.04, 2.06, 2.09, 2.10, and 8.03 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

        Section 9.03.    Application of Moneys Deposited    All moneys deposited with the Trustee pursuant to Section 9.01 or 9.02 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due, and to become due thereon for principal and interest.

        Section 9.04.    Repayment of Moneys Held    In connection with the satisfaction and discharge of this Indenture with respect to the Securities, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

        Section 9.05.    Return of Moneys Unclaimed for Two Years    Any moneys deposited with or paid to the Trustee or any Paying Agent pursuant to any provision of this Indenture for payment of the principal of or interest on the Securities and not applied but remaining unclaimed for two years after the date upon which the principal of or interest on such Securities shall have become due and payable, shall be repaid to the Company by the Trustee or the Paying Agent on written demand; and the Holder of any of the Securities shall thereafter look only to the Company for any payment which such Holder may be entitled to collect and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment shall at the expense of the Company, mail by first-class mail to holders of such Securities at their addresses as they shall appear on the Register, and shall at the expense of the Company cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and if the Securities are listed on the Luxembourg Stock Exchange, once in an Authorized Newspaper in Luxembourg, notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 9.06.    Indemnity for Government Obligations    The Company shall pay and shall indemnify the Trustee and each Securityholder in respect of which the deposit shall have been made against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.

        Section 9.07.    Discharge upon an Exchange    (a) If at any time in connection with a Mandatory Exchange pursuant to Section 6.03 the Company shall have either (i) delivered to the Trustee cancelled or for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.04), or (ii) delivered to the Trustee an Officers' Certificate stating that the Mandatory Exchange has been completed and all outstanding Securities have been replaced by CSI Securities, then this Indenture shall cease to be of further effect with respect to the Securities that shall have been replaced by CSI Securities (except as to the obligations of the Company to the Trustee under Section 8.07 which shall survive) and the Trustee on demand of and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

          (b)  If at any time in connection with a Voluntary Exchange pursuant to Section 6.05 the Company shall have delivered to the Trustee cancelled or for cancellation all Securities tendered, received and exchanged for CSI Securities pursuant to such Voluntary Exchange (the "Tendered Securities"), then this Indenture shall cease to be of further effect with respect to the Tendered Securities that shall have been replaced by CSI Securities (except as to the obligations of the Company to the Trustee under Section 8.07 which shall survive) and the Trustee on demand of and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Tendered Securities. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

ARTICLE 10
Amendments and Waivers

        Section 10.01.    Without Consent of Holders    The Company and the Trustee may enter into one or more supplemental indentures without consent of any Securityholder for any of the following purposes:

          (1)  to cure any ambiguity, defect or inconsistency herein or in the Securities or to make any other change, provided no such action shall adversely affect the rights of any Securityholder; or

          (2)  to comply with Article 5; or

          (3)  to secure the Securities pursuant to Section 4.03; or

          (4)  to add to the rights of the Holders, or to surrender any right or power conferred on the Company; or

          (5)  to provide for or confirm the issuance of Additional Securities.

        Section 10.02.    With Consent of Holders

          (a)  With the written consent of the Holders of a majority in principal amount of the outstanding Securities affected by such supplemental indenture, the Company and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of this Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by Section 10.01, the rights of the Securityholders. The Holders of a majority in principal amount of the outstanding Securities affected by such waiver, by notice to the Trustee, may waive compliance by the Company with any provision of this Indenture, any supplemental indenture or the Securities, provided, however, without the consent of each Securityholder affected, an amendment or waiver may not:

            (1)  reduce the amount of Securities whose Holders must consent to an amendment or waiver;

            (2)  change the rate of or change the time for payment of interest on any Security;

            (3)  change the principal of or change the fixed maturity of any Security:

            (4)  waive a Default in the payment of the principal of or interest on any Security;

            (5)  make any Security payable in money other than that stated in the Security;

            (6)  make any change in Sections 7.06 (third sentence), 7.04 (last paragraph), or the proviso in the last sentence of Section 10.02(a); or

          (b)  It is not necessary under this Section 10.02 for the Securityholders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

          (c)  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company shall transmit by mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders, as the names and addresses of such Holders appear on the Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        Section 10.03.    Compliance with Trust Indenture Act    Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

        Section 10.04.    Revocation and Effect of Consents    Until an amendment, direction or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, direction or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

        Section 10.05.    Notation on or Exchange of Securities    The Trustee may, at the direction of the Company, place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

        Section 10.06.    Trustee Protected    The Trustee may require an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. The Trustee need not sign any supplemental indenture that adversely affects its rights, duties, obligations and standard of care hereunder.

ARTICLE 11
Miscellaneous

        Section 11.01.    Trust Indenture Act    (a) This Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.

          (b)  If any provision of this Indenture limits, qualifies, or conflicts with a provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        Section 11.02.    Notices    (a) Unless otherwise herein provided, any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person, mailed by first-class mail, or sent by facsimile transmission (confirmed by hard copy):

          if to the Company to:

      AT&T Corp.
      295 North Maple Avenue
      Basking Ridge, NJ 07920
      Attention: Treasurer
      Facsimile: (908) 221-8688

          if to the Trustee to:

      The Bank of New York
      101 Barclay Street, 21W
      New York, NY 10286
      Attention: Corporate Trust Administration
      Facsimile: (212) 815-5915

          (b)  The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          (c)  Any notice or communication to Holders entitled to receive reports pursuant to Section 4.02(c) shall be mailed by first-class mail, postage prepaid, to the addresses for Holders shown on the Register or, as to any Global Security registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Failure to so mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders entitled to receive notice.

          (d)  If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

          (e)  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and to each Agent at the same time.

          (f)    If it shall be impractical in the opinion of the Trustee or the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

          (g)  In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute sufficient mailing of such notice.

          (h)  Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

        Section 11.03.    Communication by Holders with Other Holders    Securityholders may communicate pursuant to TIA §312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

        Section 11.04.    Certificate and Opinion as to Conditions Precedent    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1)  an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Section 11.05.    Statements Required in Certificate or Opinion    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1)  a statement that the person making such certificate or opinion has read such covenant or condition;

          (2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)  a statement that, in the opinion of such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

        Section 11.06.    Legal Holidays    A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        Section 11.07.    Governing Law    This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without giving effect to the principles of conflict of laws thereof.

        Section 11.08.    No Adverse Interpretation of Other Agreements    This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Affiliates. No such indenture, loan or debt agreement may be used to interpret this Indenture.

        Section 11.09.    No Recourse Against Others    No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

        Section 11.10.    When Treasury Securities Disregarded    In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledges establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or an Affiliate of the Company.

        Section 11.11.    Rules by Trustee, Paying Agent, Registrar    The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

        Section 11.12.    Execution in Counterparts    This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

        Section 11.13.    Judgment Currency    The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert any sum due in respect of the principal of or interest in the Securities (the "Required Currency") into a currency in which such judgment will be rendered (the "Judgment Currency") the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final judgment is entered, unless such day is not a New York Banking Day then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgement Currency on the New York Banking Day preceding the day on which final judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due not previously tendered or recovered under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized by law or required by executive order to close.

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

AT&T CORP. as Issuer
By:	Name: Title:
THE BANK OF NEW YORK as Trustee
By:	Name: Title:

EXHIBIT A

Permanent Global Registered Security

[INSERT RESTRICTED LEGEND, DTC LEGEND, TEMPORARY OFFSHORE
GLOBAL SECURITY LEGEND, AS APPLICABLE]

AT&T CORP.

[$                        % Senior Notes due 20
$                        % Senior Notes due 20
$                        Senior Notes due 20    ]

[                        ] CUSIP NO.

        AT&T Corp., a New York corporation (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & Co., or registered assigns the principal sum of [$            on                        , 20    /$            on                        , 20    /$                        on                         , 20    for the 20    Notes](1) and to pay interest semiannually on                        and                         , commencing                        , on said principal sum at the rate per annum specified in the title of these Notes (plus any Additional Interest and Additional Amounts, as set forth in the Indenture referred to herein, plus any Additional Trigger Event Interest referred to on the Reverse of this Security), from            , 2001 until the principal thereof is paid or made available for payment. [Interest will accrue from                         , 2001, and will be computed on the basis of a 360-day year of twelve 30-day months.]

(1)
Insert as applicable.

        Reference is hereby made to further provisions of this global security (the "Global Security") set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

        This Global Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.

        IN WITNESS WHEREOF, AT&T Corp. has caused this Global Security to be duly executed manually or by facsimile by a duly authorized officer.

AT&T CORP.
		By:	Name: Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities described in the within-mentioned Indenture.
Dated:
THE BANK OF NEW YORK, As Trustee
By:	Authorized Signatory

REVERSE OF NOTES

  Principal and Interest

        Payment of the principal of, premium, if any, and interest on, this Global Security will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Notes issued in definitive form other than interest due at the Maturity Date shown above may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Interest will be paid thereon to persons in whose names the Notes are registered at the close of business on the            or            , as the case may be, prior to any interest payment date. Except as otherwise set forth in the Indenture, Notes in definitive form will not be issued.

  Additional Registration Rights Interest

        The Holder of this Global Security is entitled to the benefits of the Registration Rights Agreement, dated                        , 2001, among the Company, the and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that (i) an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or a Shelf Registration Statement (as defined in the Registration Rights Agreement) is not filed with the SEC on or prior to the    day following the Issue Date, (ii) an Exchange Offer Registration Statement is not declared effective on or prior to the    day following the Issue Date (unless a Shelf Registration Statement shall have been filed) or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the            day following the Issue Date, the interest rate on the Notes will be increased by    % per annum from and including the next day following the applicable period referred to in clauses (i) through (iii); provided that the interest rate on the Notes pursuant to the foregoing will in no event increase by more than    % per annum in the aggregate; and provided further that if the Exchange Offer Registration Statement is not declared effective on or prior to the            day following the Issue Date and the Company requests Holders of the Registrable Securities to provide the information as described in Section 3 of the Registration Rights Agreement, the Notes held by Holders who do not deliver such information to the Company when so requested will not be entitled to any such increase in the interest rate for any day after the            day following the Issue Date. Upon (A) the filing of an Exchange Offer Registration Statement after the            day period referred to in clause (i), (B) the effectiveness of an Exchange Offer Registration Statement after the    day period referred to in clause (ii) or (C) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the    day period referred to in clause (iii), in each case the interest rate on the Notes from the day of such filing, effectiveness or consummation, as the case may be, shall be reduced to the original interest rate of the Notes as of                        , 2001.

  Additional Trigger Event Interest

        The interest rate payable on this Global Security will be subject to adjustment from time to time if either Moody's or S&P reduces the rating ascribed to the Securities to below            in the case of Moody's or below            in the case of S&P. In this event, the interest rate payable on this Global Security will be increased by 0.25% for each rating category downgrade by either rating agency. In addition, if Moody's or S&P subsequently increases the rating ascribed to the Securities, then the interest rate then payable on this Global Security will be decreased by 0.25% for each rating category upgrade by either rating agency, but in no event will the interest rate be reduced to below the Initial Interest Rate indicated on the Face of this Global Security. Any such interest rate increase or decrease will take effect from the interest payment period beginning immediately after the first interest payment

1

date following the related rating downgrade or upgrade, as the case may be. For this purpose, a ratings category is the difference between a particular rating assigned by either Moody's or S&P and the next lower rating. For example, in the case of Moody's the difference between Baa1 and Baa2 shall constitute one rating category and in the case of S&P the difference between BBB+ and BBB shall constitute one rating category. There is no limit to the number of times the interest rate payable on the Securities can be adjusted.

  Additional Tax Amounts

        The Company shall, subject to the following paragraph, pay as additional interest on the Notes such additional amounts (the "Additional Amounts") as are necessary so that the net payment by the Company or a Paying Agent of the principal of and interest on the Notes to a person that is not a U.S. Holder, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof of therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no such withholding or deduction been required.

        The obligation of the Company to pay any Additional Amount under the preceding paragraph shall not apply:

            (i)  to a tax, assessment or governmental charge that is imposed or withheld solely because the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder:

            (1)  is or was present or engaged in trade or business in the United States or has or had a permanent establishment in the United States;

            (2)  has a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

            (3)  is or has been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

            (4)  is or was a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision;

          (ii)  to any Holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

          (iii)  to a tax, assessment or governmental charge that is imposed or withheld solely because the Holder or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (iv)  to a tax, assessment or governmental charge that is imposed other than by withholding by the Company or a Paying Agent from the payment;

2

          (v)  to a tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (vi)  to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

        (vii)  where such withholding or deduction is imposed in respect of any Security on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

        (viii)  in respect of any Security presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting such Security to another Paying Agent; or

          (ix)  in the case of any combination of the above items.

        The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under the foregoing paragraphs, there is no obligation of the Company to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority with respect or in connection with the Notes.

        "U.S. Holder"means a beneficial owner of a Note that is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source or (d) any other Person whose income from a Note is effectively connected with the conduct of a United States trade or business.

  Indenture

        These Notes are one of a duly authorized issue of securities of the Company, issued and to be issued under and pursuant to an indenture dated as of                         , 2001 (herein referred to as the "Indenture"), between the Company and The Bank of New York, as trustee (herein referred to as the "Trustee"), to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holder (the words "Holders" or "Holder" meaning the registered holders or registered holder) of these Notes.

  Defaults

        In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

  Amendments and Waivers

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Notes. The Indenture also contains

3

provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive certain past defaults and their consequences on behalf of the Holders of all Notes. Any such consent or waiver by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon such Note.

  Suits by Holders

        The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

  Obligation to Pay Principal and Interest Absolute

        No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, these Notes at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

  Registered Form

        The Notes are issuable as registered Notes without coupons in denominations of U.S. $1,000 or any amount in excess thereof which is a multiple of U.S. $1,000 at the office or agency of the Trustee referred to above and in the manner and subject to the limitations provided in the Indenture. Notes may be exchanged without service charge for like aggregate principal amount of Notes.

  Optional Redemption

        The Notes will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, on at least 30 days, but not more than 90 days, prior notice mailed to the registered address of each holder of the Notes. The redemption prices will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) and [    ] basis points for the 20    Notes, [    ] basis points for the 20    Notes and [    ] basis points for the 20    Notes.

        In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest

4

of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Salomon Smith Barney Inc. plus two of the other initial purchasers of the Securities that are U.S. Government securities dealers and their respective successors or, if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), another nationally recognized investment banking firm that is a Primary Treasury Dealer to be substituted by the Company.

        "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on such Note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such redemption date.

  Redemption upon a Tax Event

        If (i) the Company becomes or will become obligated to pay any Additional Amounts pursuant to Section 4.06(a) of the Indenture (and as referred to above) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date hereof, or (ii) a taxing authority of the United States takes an action on or after the date hereof, whether or not with respect to the Company or any Affiliate, that results in a substantial probability that the Company will or may be required to pay any such Additional Amounts, then the Company may, at its option, redeem, as a whole, but not in part, the Notes on any interest payment date at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under the Notes. No redemption pursuant to clause (ii) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company will or may be required to pay the Additional Amounts under Section 4.06(a) of the Indenture and the Company shall have delivered to the Trustee a certificate, signed by a duly authorized officer stating, that based on such opinion the Company is entitled to redeem the Notes pursuant to their terms.

  Registration of Transfers

        Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Trustee, a new Global Security or Notes of authorized denominations, for a like aggregate principal amount will be issued to the transferee as proved in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

5

  Holder May be Deemed Absolute Owner

        The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and subject to the provisions above, of premium or interest thereon, and for all other purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

  No Recourse Against Others

        No recourse shall be had for the payment of the principal of, premium, if any, or the interest on, this Global Security or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present of future, of the Company or of any successor corporation, either directly or through the Company or of any successor corporation whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

  Governing Law

        This Global Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State, without giving effect to the principles of conflicts of laws thereof.

        All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture; provided that the terms "Note" or "Notes" as used in this Global Security shall have the meaning assigned to the defined terms "Security" or "Securities" as used in the Indenture.

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM — as tenants in common

        TEN ENT — as tenants by the entireties

        JT TEN — as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT NUN ACT —                        (Cust)                         (Minor)

        Under Uniform Gifts to Minor Act                        (State)

        Additional abbreviations may also be used though not in the above list.

6

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSISNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Securities and all fights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Security on the books of the Company, with full power of substitution in the premises.
Date:
NOTICE:	The signature of this assignment must correspond with the name as written upon the face of the within Securities in every particular without alteration or enlargement or any change whatsoever.

7

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]

        In connection with any transfer of this Security occurring prior to                        , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

        Check One

☐	(1) This Security is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.
☐
(2) This Security is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.
or
☐
(3) This Security is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

        If none of the foregoing boxes is checked, the Trustee is not obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller
By
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee:(2)
By
To be executed by an executive officer

(2)
Signatures must be guaranteed by an "eligible guarantee institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES(1)

        The following exchanges of a part of this Global Security for Physical Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

(1)
For Global Securities

EXHIBIT B

RESTRICTED LEGEND

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

          (1)  REPRESENTS THAT

            (A)  IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR

            (B)  IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

          (2)  AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

            (A)  TO THE COMPANY,

            (B)  PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

            (C)  TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

            (D)  IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

            (E)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

EXHIBIT D

Regulation S Certificate

                        ,

The Bank of New York
101 Barclay Street, 21W
New York, NY 10286
Attention: Corporate Trust Administration

Re:
AT&T Corp.
[ % Senior Notes due , 20 / % Senior Notes due , 20 / % Senior Notes due , 20 ](2) (the "Securities") Issued under the Indenture (the "Indenture") dated as as of , 2001 relating to the Securities

(2)
Insert as applicable

Dear Sirs and Mesdames:

        Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐	A.	This Certificate relates to our proposed transfer of $ principal amount of Securities issued under the Indenture. We hereby certify as follows:
1.
The offer and sale of the Securities was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.
2.
Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.
	3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Securities.
	4.	The proposed transfer of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.
5.
If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Securities, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐	B.
This Certificate relates to our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us. We hereby certify as follows:

1.
At the time the offer and sale of the Securities was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.
2.
Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.
3.	The proposed exchange of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:

Name:
Title:
Address:
Date:

EXHIBIT E

Rule 144A Certificate

            ,

The Bank of New York
101 Barclay Street, 21W
New York, NY 10286
Attention: Corporate Trust Administration

Re:	AT&T Corp.
[    % Senior Notes due                        , 20    /            % Senior Notes due            , 20    /            % Senior Notes due                        , 20    ](3) (the "Securities")
Issued under the Indenture (the "Indenture") dated as as of , 2001 relating to the Securities

(3)
Insert as applicable

Ladies and Gentlemen:

        TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

        This Certificate relates to:

        [CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $ principal amount of Securities issued under the Indenture.
☐	B.	Our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

        We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Securities to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:	Name: Title: Address: Date:

EXHIBIT F

        [COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	The Bank of New York 101 Barclay Street, 21W New York, NY 10286 Attention: Corporate Trust Administration OR
[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR
[Clearstream Banking SA]
Re:
AT&T Corp.
[    % Senior Notes due                        , 20    /            % Senior Notes due            , 20    /            % Senior Notes due            , 20    ](4) (the "Securities")
Issued under the Indenture (the "Indenture") dated as as of , 2001 relating to the Securities

(4)
Insert as applicable.

Ladies and Gentlemen:

        We are the beneficial owner of $            principal amount of Securities issued under the Indenture and represented by a Temporary Offshore Global Security (as defined in the Indenture).

        We hereby certify as follows:

        [CHECK A OR B AS APPLICABLE.]

☐	A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).
☐	B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[NAME OF BENEFICIAL OWNER]
By:	Name: Title: Address: Date:

        [FORM II]

Certificate of Beneficial Ownership

To:	The Bank of New York 101 Barclay Street, 21W New York, NY 10286 Attention: Corporate Trust Administration
Re:
AT&T Corp.
[    % Senior Notes due            , 20    ,            % Senior Notes due                        , 20    ,            % Senior Notes due            , 20    ](5) (the "Securities")
Issued under the Indenture (the "Indenture") dated as as of , 2001 relating to the Securities

(5)
Insert as applicable.

Ladies and Gentlemen:

        This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Securities represented by a Temporary Offshore Global Security issued under the above-referenced Indenture, that as of the date hereof, $            principal amount of Securities represented by the Temporary Offshore Global Security being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

        We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Security excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Security submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,
[EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System]
OR
[CLEARSTREAM BANKING SA]
By:	Name: Title: Address: Date:

EXHIBIT G

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

EXHIBIT H

OFFERING CIRCULAR

QuickLinks

  Exhibit 4
TABLE OF CONTENTS
ARTICLE 1 Definitions and Incorporation by Reference
ARTICLE 2 The Securities
ARTICLE 3 Redemption
ARTICLE 4 Covenants
ARTICLE 5 Assignment & Successor Corporations
ARTICLE 6 Separation, Exchange & Repurchase Rights
ARTICLE 7 Remedies of the Trustee and Securityholders on Event of Default
ARTICLE 8 Trustee
ARTICLE 9 Satisfaction and Discharge of Indenture; Defeasance; Unclaimed Moneys
ARTICLE 10 Amendments and Waivers
ARTICLE 11 Miscellaneous
SIGNATURES
  EXHIBIT A
  EXHIBIT B
  EXHIBIT C
  EXHIBIT D
  EXHIBIT E
  EXHIBIT F
  EXHIBIT G
  EXHIBIT H